================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                   FORM 8-K




                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                         Date of Report: July 6, 1999
                       (Date of earliest event reported)


                               drkoop.com, Inc.
            (exact name of registrant as specified in its charter)


          Delaware                Commission File:               95-4697615
(State or other jurisdiction         000-26275                (I.R.S. Employer
     of incorporation or                                     Identification No.)
        organization)



                           8920 Business Park Drive
                              Austin, Texas 78759
         (Address of Principal executive offices, including zip code)



                                (512) 726-5110
             (Registrant's telephone number, including area code)


================================================================================

ITEM 5.  OTHER EVENTS.

     On July 6, 1999, our company, drkoop.com, Inc., a Delaware corporation (the "Company"), and American Online, Inc. ("AOL") jointly disseminated a press release announcing a four-year, strategic alliance between the two companies. That press release is attached to this Report as Exhibit 5.1 and is incorporated herein by this reference. The incorporated press release shall not be deemed to include any material in any of the hyperlinks to Internet sites included therein.

     As indicated in the press release, the compensation payable to AOL includes cash and warrants to purchase drkoop.com common stock. The warrants consist of the following:

     . Warrants to purchase 1,570,932 shares of our common stock for a purchase price of $15.94 per share (the closing price on June 30, 1999). These warrants are fully vested and may be exercised at any time on or after June 30, 2000 and on or prior to June 30, 2008, subject to limited exceptions relating to a change in control of drkoop.com or the early termination of the Interactive Services Agreement between AOL and drkoop.com.

     . Warrants to purchase up to 1,570,932 shares of our common stock for a purchase price of $20.00 per share. These warrants are not exercisable, and will not become exercisable unless the AOL relationship delivers to drkoop.com during the four years of the Interactive Services Agreement traffic (measured in page views) at or above agreed upon levels. Accordingly, one-fourth of these warrants (i.e., 392,733 warrants) could become vested in each of the next four years if those performance hurdles are met. Any warrants that become vested will be exercisable at any time on or prior to June 30, 2008

     . Warrants to purchase up to 2,749,131 shares of our common stock. These warrants are not exercisable, and will not become exercisable unless the AOL relationship delivers specified usage of a new personal medical records software tool to be developed by drkoop.com and jointly deployed by drkoop.com and AOL. The warrant specifies four performance hurdles, measured by usage of the new tool, which if accomplished will result in 392,733, 392,733, 785,466 and 1,178,199 warrants becoming vested and exercisable. The exercise price of these warrants will be established at the time they become vested and will be calculated as 80%, 75%, 70% and 65% of fair market value at such time. Any warrants that become vested will be exercisable at any time on or prior to June 30, 2008.

     All of the warrants include customary ancillary provisions, including anti-dilution adjustments for stock splits, stock dividends and similar structural changes. None of the warrants may be transferred prior to December 8, 1999 or if the related warrants have not vested. A change in control transaction involving drkoop.com could result in an acceleration of the vesting of these warrants.

     The parties also entered into a registration rights agreement which could require that drkoop.com register any shares of common stock issued to AOL upon exercise of any warrant for resale under the Securities Act of 1933, although these rights are subordinated to the rights previously granted in the Amended and Restated Registration Rights Agreement dated January 29, 1999.

     In connection with this strategic alliance, AOL will also pay to drkoop.com approximately $8 million related to specified technology to be provided to AOL by drkoop.com.

     This Report includes forward-looking statements that are based on current expectations and involve risks and uncertainties. drkoop.com cannot guarantee that actual future events will not vary materially from those described in this Report. Specifically, the nature and deployment of new products and services is subject to revision due to technical and other factors, and such products and services may not be accepted by consumers. In addition, our traffic growth is subject to our ability to continue to attract and retain our audience of users by providing healthcare content, tools and other features which meet the changing demands of those users. For a further discussion of the business risks faced by drkoop.com, please see the section captioned "Risk Factors" in our final prospectus filed June 8, 1999 with the Securities and Exchange Commission. drkoop.com undertakes no obligation to update any of the forward-looking statements in this Report.



                                 *  *  *  *  *

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.

(c)  Exhibits

     5.1  Joint Press Release dated July 6, 1999

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                        drkoop.com, Inc.



Date:  July 6, 1999            By  /S/  Susan M. Georgen-Saad
                                   --------------------------
                                  Name:  Susan M. Georgen-Saad
                                  Title: Chief Financial Officer

                                 EXHIBIT INDEX

                                                            Sequentially
Exhibit                                                       Numbered
  No.            Description                                    Page
-------          -----------                                ------------
  5.1            Joint Press Release dated July
                 6, 1999




                                 *  *  *  *  *